     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999

                                                   Registration No. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           SMITH INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


                  DELAWARE                                    95-3822631
(State or other jurisdiction of incorporation)             (I.R.S. Employer
                                                          Identification No.)

             16740 HARDY STREET
                HOUSTON, TEXAS                                  77032
  (Address of principal executive offices)                    (Zip Code)


                           SMITH INTERNATIONAL, INC.
                            1989 LONG-TERM INCENTIVE
                               COMPENSATION PLAN
                            (Full title of the plan)


                                 NEAL S. SUTTON
     SENIOR VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                           SMITH INTERNATIONAL, INC.
                               16740 HARDY STREET
                              HOUSTON, TEXAS 77032
                                 (281) 443-3370
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------


                        CALCULATION OF REGISTRATION FEE*

====================================================================================================================
                                                                   PROPOSED          PROPOSED
                                                                   MAXIMUM           MAXIMUM
                                               AMOUNT TO BE     OFFERING PRICE      AGGREGATE           AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED         REGISTERED      PER SHARE (1)   OFFERING PRICE (1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share      2,400,000 shares    $38.44         $92,256,000         $25,648
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's common stock on the New York Stock Exchange on April 13, 1999, pursuant to Rule 457(c) and Rule 457(h).

* Shares of common stock of the registrant for issuance to full-time salaried employees of the registrant who are performing management, supervisory, sales, scientific or engineering services or who are key employees of the registrant pursuant to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan have been previously registered under a Registration Statement on Form S-8 (Registration No. 33-31556) and a Registration Statement on Form S-8 (Registration No. 33-56693). The number of shares of common stock being carried forward is 2,500,000, and the filing fees associated with such shares that were previously paid with the earlier registration statements were $2,812.50 with Registration No. 33-31556 and $7,241.38 with Registration No. 33-56693.

     On February 4, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan to increase from 2,500,000 to 4,900,000 the aggregate number of shares of the Company's common stock, $1.00 par value, reserved for issuance under the plan and to extend the expiration date of the plan to April 22, 2008. The amendment of the plan was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on April 22, 1998. The contents of the Company's Registration Statement on Form S-8 (File No. 33-31556) filed with the Securities and Exchange Commission on October 13, 1989, and the contents of the Company's Registration Statement on Form S-8 (File No. 33-56693) filed with the Securities and Exchange Commission on December 1, 1994, relating to the plan, including the documents incorporated by reference therein, are incorporated by reference into this registration statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     In addition to the exhibits filed or incorporated by reference into the Registration Statement on Form S-8 dated October 13, 1989, and the Registration Statement on Form S-8 dated December 1, 1994, the following documents are filed as exhibits to this registration statement:

     4.1 Restated Certificate of Incorporation of the Company as amended to date. Filed as Exhibit 3.1 to the Company's report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

     4.2 Bylaws of the Company as amended to date. Filed as Exhibit 3.1 to the Company's report on Form 8-K dated August 13, 1998 (and filed on August 14, 1998) and incorporated herein by reference.

     4.3 Rights Agreement, dated as of June 19, 1990, between the Company and First Chicago Trust Company of New York. Filed as Exhibit 4.1 to the Company's report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

     *4.4 Smith International, Inc. 1989 Long-Term Incentive Compensation Plan, as amended.

     *5.1    Opinion of counsel regarding legality.

     *23.1   Consent of Arthur Andersen LLP.

     *23.2 Consent of counsel (included in the opinion of counsel, filed herewith as Exhibit 5.1).

     *24.1 Power of Attorney (set forth on the signature page of this registration statement).

---------------------
*Filed herewith.


ITEM 9.  UNDERTAKINGS.

     (a) Undertaking to Update

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking With Respect to Documents Incorporated by Reference

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking With Respect to Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 19, 1999.

                                  SMITH INTERNATIONAL, INC.


                                  By: /s/ DOUGLAS L. ROCK
                                      --------------------------------------
                                      Douglas L. Rock,
                                      Chairman of the Board, Chief Executive
                                      Officer, President and Director


                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Douglas L. Rock, Loren K. Carroll, Neal S. Sutton and John J. Kennedy, or each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments and exhibits to this registration statement and any other documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully as to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 19, 1999.

          SIGNATURE                                     TITLE

      /s/ DOUGLAS L. ROCK                    Chairman of the Board, Chief
--------------------------------               Chief Executive Officer,
        Douglas L. Rock                         President and Director


     /s/ LOREN K. CARROLL                 Executive Vice President and Director
--------------------------------
       Loren K. Carroll

     /s/ JOHN J. KENNEDY                        Senior Vice President,
--------------------------------              Chief Financial Officer and
        John J. Kennedy                                Treasurer


    /s/ BENJAMIN F. BAILAR                              Director
--------------------------------
      Benjamin F. Bailar

       /s/ G. CLYDE BUCK                                Director
--------------------------------
         G. Clyde Buck

      /s/ JAMES R. GIBBS                                Director
--------------------------------
        James R. Gibbs

      /s/ JERRY W. NEELY                                Director
--------------------------------
        Jerry W. Neely

     /s/ WALLACE S. WILSON                              Director
--------------------------------
       Wallace S. Wilson

                                 EXHIBIT INDEX


EXHIBIT
  NO.             DESCRIPTION
-------           -----------
4.1      --       Restated Certificate of Incorporation of the Company as
                  amended to date. Filed as Exhibit 3.1 to the Company's report on Form 10-K for the year ended December 31, 1993 and
                  incorporated herein by reference.

4.2      --       Bylaws of the Company as amended to date. Filed as Exhibit 3.1 to the Company's report on Form 8-K dated August 13, 1998 (and filed on August 14, 1998) and incorporated herein by
                  reference.

4.3      --       Rights Agreement, dated as of June 19, 1990, between the
                  Company and First Chicago Trust Company of New York. Filed as
                  Exhibit 4.1 to the Company's report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

*4.4     --       Smith International, Inc. 1989 Long-Term Incentive
                  Compensation Plan, as amended.

*5.1     --       Opinion of counsel regarding legality.

*23.1    --       Consent of Arthur Andersen LLP.

*23.2    --       Consent of counsel (included in the opinion of counsel, filed herewith as Exhibit 5.1).

*24.1    --       Power of Attorney (set forth on the signature page of this registration statement).

---------------------
*Filed herewith.